Stillwater Mining Company Provides Altar Project Exploration Update

BILLINGS, MT -- (Marketwire - August 08, 2012) - STILLWATER MINING COMPANY (NYSE: SWC) (TSX: SWC.U)

  Core drilling of 27,280 meters -- exceeded 25,000 meter plan
  Drilling advanced on Altar East, Altar Central, and Quebrada de la Mina
  Highlights provided for three targets

Stillwater Mining Company provided today an exploration update for its Altar copper-gold project located in the Andes Mountains of Argentina's San Juan Province. Altar is a large Andean-style multiple intrusion porphyry copper-gold deposit. The hydrothermal alteration zone at Altar encompasses an area of approximately 6 square kilometers. A total of 217 core holes totaling 86,900 meters have been completed since inception of the Altar project.

During the recent field program at Altar, which was concluded as planned at the end of April 2012, Stillwater's wholly owned subsidiary Minera Peregrine Argentina S.A. completed an additional 70 core holes, totaling 27,280 meters, not previously reported, in three planned target zones within its present mining concessions. The Company exceeded its field season drilling objective of 25,000 meters by 2,280 meters, increasing the cumulative technical data base at Altar by over 30%.

The 2012 Argentine summer drilling campaign included three principal objectives.

  First, delineation of copper and gold mineralization indicated and previously reported in the Altar East Zone from drill hole ALD-148 (174 meters of 0.443 % Cu and 0.154 g/t Au) located at the eastern perimeter of the previous drilling array at Altar. ALD-148 was the final drill hole of the 2011 drilling campaign and represented a relatively isolated and substantial 300 meter step-out beyond the boundaries of the previously announced Altar mineral resource (NI 43-101 Altar Technical Report amended March 21, 2011).

  Second, further delineation of the alteration pattern, sulfide mineral zoning and positive copper gradient indicated at depth in the Altar Central Zone where the previously reported and only deep hole, ALD-43 (800 meters of 0.703 % Cu), remained in attractive copper mineralization to its vertical depth of 1010 meters.
  Third, further evaluation of the Quebrada de la Mina (QDM) prospect, a low grade gold discovery located adjacent to the Altar porphyry deposit and recognized in previously reported 2010 reconnaissance drilling which included a 224 meter drill intercept averaging 0.925 g/t Au in core hole QDM-02.

Drilling Highlights:

At Altar East, new vertical drill hole ALD-176 (905 meters averaging 0.52% Cu and 0.29 g/t Au) entered hypogene copper-gold mineralization at 46 meters and exhibited a steadily increasing copper gradient and continuous copper-gold mineralization to the terminus of the drill hole at 951 meters. The above mineralized intercept included a higher grade interval of 497 meters of 0.71% Cu and 0.39 g/t Au, applying a 0.3% copper cut-off, or 268 meters of 0.86% Cu and 0.47 g/t Au applying a 0.7 copper cut-off. The results of ALD-176 provided additional confidence in the Altar East exploration model and confirmed the substantially broader extent of the copper and gold mineralization peripheral to that discovered by ALD-148, within a sizable area previously designated 'waste rock' in the prior resource model.

At Altar Central, prior drill hole ALD-19, collared 100 meters SW of deep hole ALD-43, was extended from its initial vertical depth of 404 meters to a new depth of 953 meters. The entire 549 meter extension interval reported an average grade of 0.61% Cu and 0.04 g/t Au with the final assay interval in the extended drill hole reporting a copper grade of 0.59%. This season's extension of six prior drill holes to new total vertical depths between 728 meters and 1001 meters (averaging 921 meter depths) has confirmed the expansive vertical dimensions and only partially delineated the lateral limits of the Altar Central mineralized porphyry copper mineralization indicated by the previous deep drill hole ALD-43.

At the QDM gold prospect, located approximately 3 kilometers west of the Altar porphyry copper-gold complex, 24 additional holes (6084 meters) were drilled to determine the extent of distinct intrusive-hosted gold mineralization penetrated in earlier reported drill holes QDM-01 and QDM-02. Results from new step-out drill hole QDM-06, located 100 meters NE of QDM-02 and approximately 250 meters NE of QDM-01, encountered continuous gold mineralization beginning at 20 meters and continuing to 204 meters, reporting a 184 meter interval averaging 1.0 g/t Au which included a higher grade interval of 124 meters of 1.42 g/t Au, using a 0.3 g/t gold cut-off, or 94 meters of 1.76 g/t Au using a 0.5 g/t gold cut-off.

Overview of the 2012 Altar Project Drill Program:

During the 2012 Andean field season at the Altar copper-gold project and adjacent QDM gold prospect, the 70 additional core holes completed, for a total of 27,280 meters, accomplished the Company's planned seasonal drilling objectives. Completed drilling provided substantial step-outs to the previous drilling array, tighter drill spacing in select areas where greater confidence in deposit modeling parameters was desired, and extensions of several broadly spaced prior drill holes confirmed the continuation of the Altar mineralization below the previous drill floor to vertical depths of approximately 1000 meters -- the mechanical limit of the contracted drill rigs. As planned, all drilling and supporting equipment was demobilized and the Altar exploration camp was secured for winter and vacated by mid-May 2012.

Below is a tabulation of drilling completed in each of the three areas specified in the 2012 field season objectives:

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 Altar Project                            Number of Holes   Meters Drilled
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 Altar East Area*                               40              19,294
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 Deep Central Zone Hole Extensions               6               1,902
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 Quebrada de la Mina (QDM)                      24               6,084
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 Total                                          70              27,280
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* Includes 6 Altar North holes

The entire 2012 drilling program was conducted on mining concessions 100% controlled by the Company. Ten of the recent drill holes (totaling 3,890 meters) followed-up results from four holes (846 meters) drilled previously on the Rio Cenicero concessions held by the Company under an exploration permit administered by the San Juan Institute for Exploration and Mining ("IPEEM"). Under conditions of the Company's exploration permit, which includes an exclusive right to convert the permit to an exploitation concession, IPEEM will maintain title to those lands throughout the exploration and mining program. All remaining 2012 drilling was conducted on valid Mining Concessions of which the Company is the sole owner. Click on or visit the link below for an Altar project property overview map and cross section:

http://www.stillwatermining.com/data/A080812_Figures.pdf

General Results:

Altar East Area

Recent drilling in the previously underexplored eastern portion of the Altar multiple mineralized porphyry intrusive complex has resulted in a substantially improved understanding of the size and grade potential of the distinct copper-gold mineral system indicated at Altar East by prior drill hole ALD-148. The apparent root of the Altar East copper-gold mineral system is located approximately 1.7 km east of drill hole ALD-43 which penetrated the apparent core of the Altar Central copper-dominant porphyry deposit. The area between the distinctly different porphyry centers remains largely under explored. The Company's recently completed drilling program at Altar East has confirmed and partially delineated a substantial deposit of favorable copper and gold mineralization to the north, south, east, and at depth from the previously reported mineral resource area (March 21, 2011). Additional drilling is planned to more accurately delineate the extent of the mineralization discovered during this drill season. Mineralization discovered at Altar East during 2012 remains open in all directions and at depth. Click on or visit the link below for a summary of the 2012 Altar East drill program results.

http://www.stillwatermining.com/data/A080812_Table1.pdf

Deep Central Zone

The completed extensions of six widely spaced prior vertical drill holes in the Altar Central porphyry copper deposit to new depths between 728 meters and 1001 meters has confirmed the continuation of favorable copper mineralization initially indicated by ALD-43, the only prior deep drill hole in the Altar Central area. Drill Results have indicated an approximate 400 meter by 200 meter root zone of copper-dominant hypogene mineralization at depth beneath the prior drill floor. The deeper continuation of the strong mineralization appears to be geologically restrained to the south and east, but remains open at depth, to the northeast, north, and northwest. Click on or visit the link below for a summary of the 2012 Deep Central Zone drill program results:

http://www.stillwatermining.com/data/A080812_Table2.pdf

Quebrada de la Mina, (QDM)

QDM is a separate and distinct gold target located approximately 3 km west of the Altar Central Zone. During the previous 2011 drill season, reconnaissance mapping, geochemical sampling, geophysical scoping and four widely-spaced drill holes were completed at the QDM prospect. Results from drill holes QDM-01 and QDM-02 indicated the presence of a, porphyry hosted and gold-dominant mineral system. The 2012 drill program successfully established the key characteristics of the QDM mineral system and further delineated what now appears to be a sizable low grade gold deposit. More comprehensive mineralogical and metallurgical evaluations are currently being conducted to establish the mineral associations and recovery characteristics at QDM. Click on or visit the link below for a summary of the 2012 QDM drill program results:

http://www.stillwatermining.com/data/A080812_Table3.pdf

Near Term Altar Project Plans:

In addition to ongoing comprehensive environmental and geotechnical baseline studies, the Company continues its interdisciplinary interpretation and detailed assessment of results from the recent drill program. Scoping and detailed evaluations of Altar's structural, mineralogical, metallurgical, geotechnical and hydrological characteristics are continuing on representative samples collected during the 2012 program. Components of the interpretive geology and resource models continue to undergo refinement to facilitate planning for the coming season's drilling program.

Like others invested and active in exploration and resource development projects in Argentina, Stillwater continues to monitor and evaluate all elements of business and technical risk associated with recent financial, repatriation, rural lands ownership, glacial protection and other regulatory mandates introduced by Argentina's current Administration. The Company conducts its activities in good faith and in compliance with federal and provincial laws affecting its current and planned activities. The Company continues to enjoy the support and cooperation of governing leaders in San Juan Province.

Of particular interest to the minerals exploration and mining sector in the Argentine Andes, is the wide spread, perhaps universal influence of past and/or present glacial and periglacial effects on the geomorphology and hydrogeology of the Andes Mountains. Glacial experts retained by the Company have noted that no active 'white ice' glaciers are present in the Altar project area underscoring observations by project personnel and consultants indicating that no ice or glacial-sourced waters have been encountered during the substantial access route construction, drill site preparation and drilling programs conducted to date at the Altar project. However, periglacial features ('rock glaciers') have been recognized at the northern perimeter of the Altar Property and in proximity to the QDM project area. The Company has conducted its exploration activities at Altar and QDM in complete compliance with both the Federal and San Juan Province glacial protection statutes. To ensure compliance with Provincial regulations, and subsequently in anticipation of the pending glacial inventory at Altar, the Company has retained a team of glacial experts and initiated a comprehensive assessment, baseline collection and monitoring array of the periglacial features in proximity to the Altar project. That program is entering its third year of objective and credible data collection.

Statement of Qualification

All of the Altar drill core was sampled in continuous two-meter intervals, typically of HQ diameter core reduced to NQ for holes at depths greater than 500 meters, with half of the core submitted for assay and the other half archived in the Company's secure storage facility. Drill recovery was in excess of 95% for the 2012 drill campaign. Drill core samples were prepared and assayed by the following independent laboratories: Acme Analytical Laboratories, at their facilities in Mendoza, Argentina and Santiago, Chile as well as by ALS Minerals, located in Mendoza, Argentina and La Serena, Chile. Acme Analytical Laboratories is both ISO 9001(preparation and analysis) and OHSAS 18001 (analysis) certified and ALS Minerals is ISO 9001 certified. Copper values are determined by multi-element Induced Coupled Plasma and Atomic Absorption methods.

The Company has a comprehensive and rigorous quality assurance/quality control ("QA/QC") program in place that employs certified assay standards, blanks and core duplicates, as well as routine check assays at a separate secondary laboratory. The QA/QC program also extends to the metallurgical test-work.

Stillwater Mining Company, through its subsidiary Minera Peregrine Argentina S.A., holds a 100% interest in the Altar project subject to a 1% NSR royalty granted to Rio Tinto and another 1% NSR royalty granted to the underlying concession owner that may be purchased by the Company at any time for US $1 million. At the time of exercising the Rio Cenicero concession operation option, Minera Peregrine Argentina S.A. is required to pay a Royalty equivalent to 1% of revenues generated by the sales of the metals contained in the Rio Cenicero Concession to IPEEM.

Mr. Stanford Foy, CPG, Director Corporate Planning for Stillwater Mining Company, is a Qualified Person as defined by NI 43-101 and is intimately involved in the exploration work being carried out by the Company at the Altar project. Mr. Foy has reviewed this press release and approves of its content.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2011 Annual Report on Form 10-K, in its quarterly Form 10-Q filings, and in corresponding filings with Canadian securities regulatory authorities. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Mike Beckstead
(406) 373-8971